Exhibit 23.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We hereby consent to the use in the Bear Creek Mining Corporation (formerly EVEolution Ventures Inc.) registration statement, on Form SB-2, of our report dated 23 January 2002, accompanying the financial statements of EVEolution Ventures Inc. for the years ended 31 December 2001 and 2000 which is part of the registration statement and to the reference to us under the heading “Experts” in such registration statement.

22 November 2002	STALEY, OKADA & PARTNERS